Locke Liddell & Sapp LLP
Attorneys & Counselors
2200 Ross Avenue		(214) 740-8000
Suite 2200		Fax: (214) 740-8800
Dallas, Texas 75201-6776	Austin • Dallas • Houston • New Orleans	www.lockeliddell.com

EXHIBIT 5.1

June 28, 2005

American Campus Communities, Inc.
805 Las Cimas Parkway
Suite 400
Austin, TX 78746

Ladies and Gentlemen:

     We have acted as counsel to American Campus Communities, Inc., a Maryland corporation (the “Company”), in connection with preparation of a Registration Statement on Form S-11 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which incorporates by reference Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-125549), filed by the Company with the Commission under the Securities Act, relating the registration of 4,575,000 shares of its common stock, par value $.01 per share (the “Common Stock”).

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including, without limitation, resolutions of the Company’s board of directors adopted by unanimous written consent dated as of May 27, 2005 (the “Resolutions”) and the proposed form of Underwriting Agreement between the Company and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”). In our examination we have assumed (without any independent investigation) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon (without any independent investigation) certificates or telegraphic or confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the execution and delivery by the Company of the Underwriting Agreement (ii) the effectiveness of the Registration Statement, (iii) the issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) the receipt by the Company of the consideration for the Shares authorized by the Resolutions and provided for in the Underwriting Agreement, the Shares will be validly issued, fully paid, and non-assessable.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas, the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Maryland (including the Maryland constitution and judicial decisions arising under such laws), and, accordingly, no opinion is expressed with respect to any matter that under any document relevant to or covered by this letter is purported to be governed by the laws of any other jurisdiction.

     We undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

American Campus Communities, Inc.
June 28, 2005

     We consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

LOCKE LIDDELL & SAPP LLP

By: /s/ Toni Weinstein
      Toni Weinstein